SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

LMP REAL ESTATE INCOME FUND INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

VOTE NOW ON YOUR WHITE PROXY CARD

YOUR VOTE IS IMPORTANT

LMP REAL ESTATE INCOME FUND INC.

620 Eighth Avenue

New York, New York 10018

May 11, 2015

DEAR STOCKHOLDER:

The LMP Real Estate Income Fund Inc.’s stockholders’ meeting will take place on May 29, 2015. We appreciate your continued support for your Management and Board. This election is extremely important because the activist Bulldog is waging a proxy fight that will likely harm long-term Fund investors.

YOURBROKER CANNOT VOTE YOUR SHARES

Typically, your broker has the authority to vote your shares. In a proxy fight, however, in order for your vote to count YOU MUST take action and vote your shares by signing, dating and mailing your WHITE proxy card in the return envelope provided. WE ENCOURAGE YOU TO SEND IN YOUR WHITE PROXY CARD TODAY.

YOURFUND HAS EXCEPTIONAL PERFORMANCE

Your Fund has consistently delivered on its investment objectives with exceptionally strong investment performance and attractive income to stockholders. In fact, the Fund has delivered strong annualized performance of 19.10%, 12.54%, 12.92% and 7.57% over the 1-, 3-, 5- and 10- year time periods, respectively.(1) Your Fund has outperformed its Lipper Real Estate peer group average in each of these time periods. These facts demonstrate that your Fund is performing very well and your Board is doing an excellent job overseeing the Fund.

YOURFUND BOARD IS SERVING ALL STOCKHOLDER INTERESTS

Your Board is acting on behalf of ALL stockholders and has a proven track record of doing so. The Board is highly experienced and overwhelmingly comprised of independent directors. Its performance and actions demonstrate its commitment to ALL investors.

Now your Board needs your help to protect ALL stockholders from a dissident holder who is focused on a self-serving short-term financial gain and whose interests are NOT aligned with the long-term interests of all stockholders. In fact, you should know that Bulldog bought most of their shares within the last few months and is trying to make a “hit and run” profit at your expense.

SENDA STRONG MESSAGE

It is critical to send a strong message to Bulldog that it cannot misguide you into supporting its agenda. Bulldog’s agenda is to initiate a self-tender, which will likely put stockholders in harm’s way from an investment perspective. This is because a forced and unnecessary sale of the Fund’s strategic investments will impair the value of your investment, reduce your Fund’s future earnings that are available for distributions and increase your Fund’s expense ratio. As a result, the dissident would benefit at your expense. Please join your fellow stockholders in standing up to the dissident by voting for YOUR nominees who are up for election.

Please remember that your broker cannot vote your shares. Please sign, date and mail your WHITE proxy card today. If you have already returned a WHITE proxy card, we appreciate your vote of confidence. Thank you for your continued support.

Sincerely,

KENNETH FULLER
CHAIRMAN OF THE BOARD

•	Please remember that every vote is important. Support the Board’s nominees by voting and returning the WHITE proxy card in the return envelope provided TODAY.

•	If you have any questions regarding the stockholder meeting or voting your WHITE proxy card please call D.F. King toll free at (866) 751-6313.

•	You should NOT send in the dissident’s green proxy card – it will CANCEL the vote for your Board’s nominees.

(1) Annualized market price performance as of 4/30/15. Lipper real estate peers exclude non-exchange traded funds and Storage Group Inc., a fund in the process of converting to a REIT.

On March 27, 2015, the Fund filed with the Securities and Exchange Commission (SEC) and began mailing to stockholders a notice of annual meeting and a definitive proxy statement, together with a White Proxy Card that can be used to elect the Board’s three current incumbent nominees. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND THE UPCOMING MAY 29, 2015 ANNUAL MEETING OF STOCKHOLDERS. Stockholders can obtain additional copies of the notice of annual meeting and proxy statement and other documents filed by the Fund with the SEC when they become available, by contacting the Fund, 620 Eighth Avenue, New York, New York 10018, or by calling 1-888-777-0102. You may also visit the Fund’s Web site at www.lmcef.com. Additional copies of the proxy materials will be delivered promptly upon request. Free copies of these materials can also be found on the SEC’s Web site at http://www.sec.gov.